RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
PREFERRED APARTMENT COMMUNITIES, INC.
2019 STOCK INCENTIVE PLAN
THIS AGREEMENT (this "Agreement") made as of [_______], 20[__], by and between Preferred Apartment Communities, Inc. (the "Company") and [_______] (the "Participant").
W I T N E S S E T H:
WHEREAS, the Company has adopted the Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan (as amended, the "Plan"), which is administered by a Committee appointed by the Company's Board of Directors (the "Committee"); and
WHEREAS, pursuant to Section 8.1 of the Plan, the Committee may grant to Non-Employee Directors shares of its common stock, par value $0.01 per share ("Common Stock"), in the amount set forth below; and
WHEREAS, the Shares (as defined below) are to be subject to certain restrictions;
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Grant of Shares. Subject to the restrictions, terms and conditions of this Agreement, the Company awarded the Participant [____] shares of validly issued Common Stock (the "Shares") on [__________] (the "Grant Date"). Pursuant to Section 2, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as director of the Company. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as "Restricted Stock."
2.    Restrictions on Transfer. The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.
3.    Restricted Stock.
(a)    Retention of Certificates. Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless, to the extent permitted under applicable law, it elects to issue the Shares in the form of uncertificated shares and recognize such ownership through an uncertificated book entry account maintained by the Company (or its designee) on behalf of the Participant or through another similar method. The stock certificates shall be registered in the Participant's name and shall bear any legend required under the Plan or Section 4(a). Unless held in uncertificated book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company's request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Participant receives a stock dividend on the Restricted Stock or the shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than cash dividends on or after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, or any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively "RS Property"), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including, without limitation, any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including, without limitation, the restrictions in this Section 3(a), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term "Restricted Stock."
(b)    Rights with Regard to Restricted Stock. Subject to Section 8, the Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of record of Restricted Stock on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, except that: (i) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) shall retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant shall not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.
(c)    Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to Section 5) pursuant to the following schedule; provided that the Participant has not had a Termination any time prior to the vesting date:

Vesting Date	Number of Shares
The earlier to occur of (a) the first anniversary of the Grant Date and (b) the next annual meeting of the Company's stockholders.	100%

There shall be no proportionate or partial vesting in the period prior to the vesting date and all vesting shall occur only on the vesting date; provided, however, that no Termination has occurred prior to such date.
The Restricted Stock will become fully vested on a Change in Control.

    The Restricted Stock will become fully vested on the death or Disability (as defined in the Plan) of the Participant.

The provisions of the second paragraph of Section 8.1 of the Plan regarding Detrimental Activity shall apply to the Restricted Stock.

When any shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such shares of Restricted Stock without the legend set forth in Section 4(a) and deliver to the Participant any related other RS Property, subject to applicable withholding.

(d)    Forfeiture. The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for the Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property upon the Participant's Termination. For purposes of this Agreement, "Termination" shall mean a Termination as defined in the Plan, other than a Termination due to: (i) a Change in Control; or (ii) the death or Disability (as defined in the Plan) of the Participant.
(e)    Withholding. Participant, as a director of the Company, is an independent contractor and is responsible for paying, or make arrangements to pay, all applicable federal, state and local or foreign taxes related to grant of the Restricted Stock.
(f)    Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 3(e). The Participant acknowledges that it is the Participant's sole responsibility, and not the Company's, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.
(g)    Delivery Delay. The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of the Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.
4.    Legend. All certificates representing the Restricted Stock shall have endorsed thereon the following legends:
(a)    "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Preferred Apartment Communities, Inc. (the "Company") 2019 Stock Incentive Plan (as the same may be amended or amended and restated from time to time, the "Plan") and an agreement entered into between the registered owner and the Company dated June [__], 2020 Copies of such Plan and agreement are on file at the principal office of the Company."
(b)    "The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the maintenance by Preferred Apartment Communities, Inc. (the “Company”) of its status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s charter, (i) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder, (ii) no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), and (iii) any Transfer of Shares that, if effective, would result in Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. If any of the restrictions on Transfer or ownership set forth in (i) or (ii) above are violated, the Shares of capital stock represented hereby will be automatically transferred to a trustee of a Trust for the benefit of one or more Charitable Beneficiaries; provided, however, that if such Transfer would not be effective to cure the violation, the Transfer of that number of Shares of capital stock that would otherwise cause the violation shall be void ab initio. In addition, the Company may take other actions, including redeeming Shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. All capitalized terms in this legend have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of capital stock of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office."
(c)    The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Company, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Company at its principal office.
(d)    Any legend required to be placed thereon by applicable blue sky laws of any state.
Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.    Securities Representations. The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.
The Participant acknowledges, represents and warrants that:

(a)    The Participant has been advised that the Participant may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act") and in this connection the Company is relying in part on the Participant's representations set forth in this Section 5.
(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to the Shares and the Company is under no obligation to register the Shares (or to file a "re-offer prospectus").
(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

6.    No Obligation to Continue Directorship. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Participant will continue as a director of the Company during the entire, or any portion of the, term of this Agreement, including, but not limited to, any period during which the Restricted Stock is outstanding, nor does it modify in any respect the right of the Company's stockholders to remove the Participant as a director of the Company.
7.    Power of Attorney. The Company, its successors and assigns are hereby appointed the attorneys-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorneys-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorneys-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Shares and property provided for in this Agreement, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.
8.    Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Restricted Stock unless and until the Participant has become the holder of record of the Shares, whether the Shares are represented by a certificate or through book entry or another similar method, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any Shares, except as otherwise specifically provided for in the Plan or this Agreement.
9.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the respective meanings set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
10.    Amendment. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. The award of Restricted Stock pursuant to this Agreement is not intended to be considered "deferred compensation" for the purposes of Section 409A of the Code.

11.    Notices. Any notice or communication given hereunder (each, a "Notice") shall be in writing and shall be sent by personal delivery, by courier or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below:
    If to the Company, to:
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327
Attention: General Counsel

If to the Participant, to the address of the Participant on file with the Company; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice shall only be given and effective upon actual receipt (or refusal of receipt).
12.    Acceptance. As required by Section 8.2(b) of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).
13.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
14.    Miscellaneous.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)    All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.
(c)    In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a "Dispute"), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (i) agree and consent to the personal jurisdiction of the courts of the State of Georgia located in Fulton County and/or the Federal courts of the United States of America located in the Northern District of Georgia (collectively, the "Agreed Venue") for resolution of any such Dispute, (ii) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including, without limitation, any appeal, and (iii) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Georgia. The parties also hereby irrevocably (A) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (B) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (C) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a notice as provided in Section 11 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.
(d)    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(e)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
PREFERRED APARTMENT COMMUNITIES, INC.

By:
Joel T. Murphy
Chief Executive Officer
PARTICIPANT
____________________________________

[Name]